PROSPECTUS

61,425 Shares

CANNABIS SATIVA, INC.

Common Stock

Selling Stockholders are offering the sale of 61,425 shares of common stock of Cannabis Sativa, Inc., a Nevada corporation (the “Company”), held by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares.

At the present time our common stock is listed on the OTCQB under the symbol CBDS. The Selling Stockholders will sell the shares at prevailing market prices or at privately negotiated prices.

Investing in our common stock involves risks, which are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2017.

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. The selling stockholders are not offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements. The words “forecast”, “eliminate”, “project”, “intend”, “expect”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

• Our ability to achieve our business of producing, branding and selling products;

• The legalization of cannabis production and use in states where it is not currently legal;

• Our ability to obtain licensing for cannabis production and distribution in the various states;

• Our ability to attract, retain and motivate qualified employees and management.

• The impact of federal, state or local government regulations;

• Competition in the cannabis industry;

• Availability and cost of additional capital;

• Litigation in connection with our business;

• Our ability to protect our trademarks, patents and other proprietary rights;

• Other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative but not exhaustive. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.

Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” and our consolidated financial statements and accompanying notes. Any references to the “Company”, “we”, “us” or “our” refer to Cannabis Sativa, Inc., a Nevada corporation.

Our Business

We are engaged in the research, development, acquisition and licensing of specialized natural cannabis related products, including cannabis formulas, edibles, topicals, strains, recipes and delivery systems.  We also are engaged in marketing and branding within the cannabis space, including with our trademark pending “hi” brand and others. We hold a license for a proprietary cannabis lozenge delivery methodology, and a proprietary cannabis trauma cream formula.  We have recently been awarded a U.S. patent for a strain of cannabis plant named Ecuadorian Sativa (also referred to as CTS-A or CTA).  We also have U.S. patents pending on cannabis based compositions and methods of treating hypertension and a lozenge delivery system. We plan to license our intellectual property, including patents, branding and know-how to companies licensed under, and in full compliance with, state regulations applicable to cannabis businesses.

Our Offices

Cannabis Sativa, Inc. is a Nevada corporation organized on November 5, 2004. Our principal executive offices are located at 1646 W. Pioneer Blvd., Suite 120 Mesquite, NV.  Our telephone number is (702) 346-3906.

Our Website

Our Internet address is http://cannabissativainc.com/. Information contained on our website is not part of this prospectus.

The Offering

Shares of common stock offered by us: None.

Shares of common stock that may be sold by the selling stockholders: 61,425.

At the present time our common stock is listed on the OTCQB under the symbol CBDS. The Selling Shareholders will sell the shares at prevailing market prices or at privately negotiated prices.

Use of proceeds:

We will not receive any proceeds from the resale of the shares offered hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors:

The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 5.

We will pay all expenses incident to the registration of the shares under the Securities Act.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline and you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the market price of our common stock.

Our financial statements contain a going concern qualification indicating that our accumulated deficit raises doubts about our ability to continue as a going concern.

The Company’s annual audited consolidated financial statements contain a going concern qualification.  As reported in the consolidated financial statements, the Company has an accumulated deficit of $59,226,331 as of December 31, 2016, which raises substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on its ability to raise adequate capital to fund operating losses until it is able to engage in profitable business operations. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company has not entered into any agreements or arrangements for the provision of additional debt or equity financing. However, the Company has warrants outstanding that if exercised will bring additional financing into the Company.  Nevertheless, there can be no assurance that the Company will be able to obtain the additional debt or equity capital required in order to continue its operations on terms acceptable to it or at all.

We have a limited operating history and it is difficult to evaluate our potential for business success.

We do not have a long established history of operations and have yet to recognize significant revenue.  As such, we face all the risks inherent in a new business and there can be no assurance we will be successful and/or profitable. Our entry into the cannabis and herbal skin care products industries and our lack of a significant operating history makes it difficult to evaluate the risks and uncertainties we face. Our failure to address these risks and uncertainties could cause our business results to suffer.

Unfavorable publicity or consumer perception of our products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of our products as well as similar or other products distributed and sold by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products or the herbal skin care and cannabis markets in general.  From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industries.  There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the herbal skin care and cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention.  Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition.  In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our products or ingredients of herbal skin care products and cannabis products in general, or associating the use of our products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

We are subject to the risk of product liability claims and the loss of any such claim in excess of our insurance coverage could have a material adverse effect on our business and financial condition.

As a licensing company (in the case of the Company) and a manufacturer and distributor of products (in the case of the licensed operators) designed to be ingested by humans, the licensed operators and the Company face an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of marijuana-infused products based on the Company's recipes and brands involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Company's and the licensed operator's products alone or in combination with other medications or substances could occur.  We are also subject to the inherent risk of product liability claims and litigation as a manufacturer and distributor of products for topical application. The manufacture and sale of these products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination.  We carry product liability insurance on our products in amounts we believe adequate but no assurance can given that our coverage will continue to be available at acceptable prices or that such coverage will be adequate in scope and coverage to protect us from product liability claims.

Our business is subject to intellectual property risks.

We plan to apply for patent protection for some of our products.  Because the labeling regulations applicable to our herbal skin care products require that the ingredients be listed on product containers, we believe that patent protection is practical to differentiate ourselves in the product marketplace given the large number of manufacturers who produce herbal supplements having many active ingredients in common.  However, many of our products will be protected by trade secrets through proprietary processes and formulas.  We plan to enter into confidentiality agreements with our employees who are involved in research and development activities in sensitive areas. While we plan on taking reasonable steps to ensure confidentiality, we have no assurance that our trade secrets will remain confidential. Additionally, we will attempt to obtain trademark and trade dress protection for our products.  However, there can be no assurance that our efforts to obtain trademarks will be successful nor can there be any assurance that third-parties will not assert claims against us for infringement of their intellectual property rights.  If an infringement claim is asserted, we may be required to obtain a license of such rights, pay royalties on a retrospective or prospective basis, or terminate our manufacturing and marketing of any infringing products.  Litigation with respect to such matters could result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business and financial condition.

Our failure to comply with existing or new regulations, both in the United States and abroad, or an adverse action regarding product formulation, claims or advertising could have a material adverse effect on our business and financial condition.

Our business operations, including the formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products, are subject to regulation by various, federal, state and local government entities and agencies, potentially including the FDA and FTC in the United States as well as foreign entities and agencies.  We could be subjected to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings.  Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of our product by retailers, loss of market acceptance of the product by consumers, additional record keeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution.  Any of these actions could have a material adverse effect on our business and financial condition.

We depend on our officers and the loss of their services would have an adverse effect on our business.

We have officers and directors of the Company and of our subsidiaries that are critical to our chances for business success.  We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our operations until such time as he or she could be replaced, if he could be replaced.  We do not have employment agreements with our officers and we do not carry key man life insurance on their lives.

Because we are significantly smaller than the majority of our competitors, we may lack the resources needed to capture market share.

The herbal skin care industry and the cannabis industry are highly competitive and are affected by changes in consumer tastes, as well as national, regional and local economic conditions and demographic trends.  Our sales can be affected by changes in consumer tastes and practices.  We compete with a variety of other manufacturers, producers and distributors with name brand recognition who manufacture more than just a single product or product line.  Most of our competitors have been in existence longer and have a more established market presence and substantially greater financial, marketing and other resources than do we.  New competitors may emerge and may develop new or innovative herbal skin care and cannabis products that compete with our products. No assurance can be given that we will be able to compete successfully in the herbal skin care and the cannabis industries.

Legal disputes could have an impact on our Company.

We own and license techologies originally developed by other persons and have officers and directors leave the Company from time to time.  We also engage in other business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our common stock is quoted on the OTCQB.  An investment in our common stock must be considered to be risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

Our common stock is quoted on the OTCQB.  The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition.  As a result, an investment in our common stock must be considered to be risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

If our stock trades below $5.00 per share it is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock.

If our stock trades below $5.00 per share it is subject to special sales practice requirements applicable to “penny stocks” which are imposed on broker-dealers who sell low-priced securities of this type.  These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters.

As of July 17, 2017, our officers, directors and principal stockholders were deemed to be the beneficial owners of approximately 52% of our issued and outstanding shares of common stock.  As a result, such persons are able to determine the outcome of any actions taken by us that require stockholder approval.  For example, they will be able to elect all of our directors and control the policies and practices of the Company.

We do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on our stock. The payment of dividends, if any, on the common stock in the future is at the discretion of the board of directors and will depend upon our earnings, if any, capital requirements, financial condition and other relevant factors. The board of directors does not intend to declare any dividends on our common stock in the foreseeable future.

We have the ability to issue additional shares of common stock without stockholder approval.

We are authorized to issue up to 45,000,000 shares of common stock.  To the extent of such authorization, the officers of the Company have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as they believe to be sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the Company’s current stockholders.   The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the board of directors.  To the extent of any authorizations, such designations may be made without stockholder approval. The designation and issuance of a series of preferred stock in the future could create additional securities which may have voting, dividend, liquidation preferences or other rights that are superior to those of the common stock, which could effectively deter any takeover attempt of the Company.

Marijuana remains illegal under Federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state, and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our proposed medical marijuana businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

USE OF PROCEEDS

Shares totaling 61,425 offered by this prospectus are being offered solely for the account of the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The determination of the offering price of shares of common stock sold pursuant to this prospectus will be made by each Selling Stockholder selling shares based upon a negotiated price or an arbitrary value of what a shareholder believes shares being sold are worth at the time.

DILUTION

This prospectus pertains to the resale of shares that have in the past been issued by the Company.  Therefore, any sale of shares pursuant to the prospectus will not dilute the holdings of any other existing shareholder.  It should be noted that the value of any shares purchased pursuant to this prospectus may or may not be equivalent to the net tangible book value of the shares at the time of purchase.  To the extent the purchase price of the shares is more than the corresponding net tangible book value for the shares, the purchaser will experience dilution when compared to that value.

SELLING STOCKHOLDERS

This prospectus relates to the resale of 61,425 shares of common stock of the Company held by selling stockholders.  There can be no assurance that the selling stockholders will sell any or all of their common stock offered by this prospectus. We do not know if, when, or in what amounts, the selling stockholders may offer the common stock for sale.

Selling Stockholders

The following table sets forth:

a)the names of the selling stockholders;

b)the number of shares of common stock beneficially owned by each of the selling stockholders acquired from the                     Cannabis Sativa, Inc. 2017 Stock Plan before the offering;

c)the number of shares of common stock being offered with respect to each selling stockholder; and

d)the number of shares of common stock beneficially owned by each of the selling stockholders after the offering that were acquired from the Cannabis Sativa, Inc. 2017 Stock Plan.

Selling Stockholder	Shares Beneficially Owned Acquired from the 2017 Stock Plan Before the Offering	Shares Being Offered	Shares Beneficially Owned that were acquired from the 2017 Stock Plan After the Offering

Mike Gravel	5,000	5,000	0
David M. Tobias	5,000	5,000	0
Jim Gray	5,000	5,000	0
Stephen Downing	5,000	5,000	0
Debby Goldsberry	5,000	5,000	0
Catherine Carroll	5,000	5,000	0
Donald Lundbom	26,425	26,425	0
Trevor Reed	5,000	5,000	0

PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of the Company and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The common shares are currently listed on the OTCQB under the symbol CBDS. The Selling Stockholders may use any one or more of the following methods when selling shares:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•settlement of short sales entered into after the date of this prospectus;

•broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•a combination of any such methods of sale;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. “Short sale” is the name given to a transaction that takes place when a person believes a company’s stock price is about to go down. The person borrows from his broker or other individual shares of the company’s stock and sells the borrowed shares at the current price. After the price goes down, the person buys in the market, shares of the company’s stock at the reduced price and uses the purchased shares to replace the shares that were borrowed. As a result of the short sale, the person succeeds in buying low and selling high. The buying and selling are simply reversed in order. Short sales can have the effect of driving down the trading price of a company’s stock. If a stock price is falling and stockholders are selling short, stock purchases for the purpose of replacing borrowed shares further depress the market and encourages additional short selling. The net effect can be a downward spiral of the stock price of the company.

The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. It is our understanding that no Selling Stockholder has entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale or the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 5,000,000 shares of preferred stock, $0.001 par value and 45,000,000 shares of common stock, $0.001 par value. As of July 17, 2017, 732,018 shares of preferred stock were issued and outstanding and 19,479,637 shares of common stock were issued and outstanding. The outstanding shares of stock have been duly authorized and are fully paid and non-assessable.

Preferred Stock

The Company has designated and determined the rights of Series A preferred stock (“Series A”) with a par value of $0.001.  The Company is authorized to issue 5,000,000 shares of Series A.  The holders of Series A are entitled to dividends if the Company declares a dividend on common shares, have no liquidation preference, have voting rights equal to 1 vote per share, and can be converted into one share of common.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

Warrants

As of July 17, 2017, the Company has warrants issued and outstanding for the purchase of 230,775 shares of its common stock.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Gary R. Henrie, Attorney at Law, Nauvoo, Illinois. These legal matters include that shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable. Mr. Henrie's address is P.O. Box 107, 315 Kimball’s Garden Circle, Nauvoo, Illinois 62354. Mr. Henrie is licensed to practice law in the State of Nevada, the state in which the Company in incorporated and where its business operations are headquartered.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

The audited consolidated financial statements of Cannabis Sativa, Inc. as of December 31, 2016 and 2015 included in the Form 10-K that is incorporated by reference into this prospectus have been audited by Hall & Company Certified Public Accountants & Consultants, Inc., independent registered public accounting firm, as stated in its report appearing in the Form 10-K, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes in the Company’s affairs since the end of the latest fiscal year for which certified financial statements were included in the latest annual report and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Propsectus:

(a)     the Registrant’s Annual Report on Form 10-K for the years ended December 31, 2016 and 2015, filed with the Commission on May 3, 2017, and the amendment to that report filed on May 5, 2017;

(b)     the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the Commission on May 22, 2017, and the amendment to that report filed on May 30, 2017;

(c)     the Registrant’s Current Report on Form 8-K filed with the Commission on June 22, 2017; and

(d)     the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10-12G filed with the Commission on January 28, 2009, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the termination of the offering shall be deemed to be  incorporated by reference into the prospectus.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  The information will be provided upon written or oral request at no cost to the requester.  Requests can be made to Cannabis Sativa, Inc., 1646 W. Pioneer Blvd., Suite 120 Mesquite, Nevada 89027, or by telephone to number (702) 346-3906.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. We also file with the Securities and Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission as well as other reports filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed prospectus, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement on Form S-8 of which this prospectus is an exhibit.